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                                                                     EXHIBIT 5.1


                            [HALE AND DORR LLP LOGO]
                               COUNSELLORS AT LAW

                                  haledorr.com
                       60 STATE STREET - BOSTON, MA 02109
                         617-526-6000 - FAX 617-526-5000


                                           February 20, 2004

Casella Waste Systems, Inc.
25 Greens Hill Lane
Rutland, Vermont 05701

     RE:  REGISTRATION STATEMENT ON FORM S-4

Dear Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the issuance and exchange of up to $45,000,000 original principal amount of 9.75% Senior Subordinated Notes Due 2013 (the "New Notes"), of Casella Waste Systems, Inc., a Delaware corporation (the "Company"), and the guarantees of the obligations represented by the New Notes (the "Guarantees" and, together with the New Notes, the "Securities") by the subsidiaries of the Company set forth on SCHEDULE A hereto (such entities, collectively, the "Guarantors").

     The Securities are to be issued pursuant to an Indenture, dated as of January 24, 2003, as supplemented by the First Supplemental Indenture, dated as of February 2, 2004 (the "Supplemental Indenture") and as further supplemented and amended from time to time (the "Indenture"), among the Company, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee"). The Securities are to be issued in an exchange offer (the "Exchange Offer") for a like aggregate original principal amount of 9.75% Senior Subordinated Notes Due 2013 currently outstanding (the "Old Notes") in accordance with the terms of an Exchange and Registration Rights Agreement, dated as of February 2, 2004 (the "Registration Rights Agreement"), by and among the Company, the Guarantors and the Purchasers (as defined therein), which is filed as Exhibit 4.3 to the Registration Statement.

     We are acting as counsel for the Company and the Guarantors in connection with the issuance by the Company and the Guarantors of the Securities. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Registration Rights Agreement, the Indenture, the Supplemental Indenture, resolutions adopted by the boards of directors or sole member, as the case may be, of each of the Company and the Guarantors, as provided to us by the Company and the Guarantors, the certificates of incorporation and by-laws or other organizational documents, as the case may be, of the

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BOSTON      LONDON       MUNICH       NEW YORK      OXFORD       PRINCETON      RESTON      WALTHAM      WASHINGTON
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  HALE AND DORR LLP IS A MASSACHUSETTS LIMITED LIABILITY PARTNERSHIP
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Casella Waste Systems, Inc.
February 20, 2004
Page 2

Company and each of the Guarantors, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We assume that the appropriate action will be taken, prior to the offer and exchange of the Securities in the Exchange Offer, to register and qualify the Securities for issuance under all applicable state securities or "blue sky" laws.

     We express no opinion herein with respect to matters governed by any laws other than the state laws of the State of New York and the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     Our opinions below are qualified to the extent that they may be subject to or affected by applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and general equity principles (including limitations on the enforceability of a penalty), regardless of whether such enforceability is considered in a proceeding in equity or at law. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or documents or obligations referred to herein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court.

     Based upon and subject to the foregoing, we are of the opinion that the New Notes, when executed by the Company, authenticated by the Trustee in the manner provided by the Indenture, as supplemented by the Supplemental Indenture, and issued and delivered against surrender of the Old Notes in accordance with the terms and conditions of the Registration Rights Agreement, the Indenture, as supplemented by the Supplemental Indenture, and the Exchange Offer, will be binding and valid obligations of the Company, entitled to the benefits provided by the Indenture, as supplemented by the Supplemental Indenture, and enforceable against the Company in accordance with their terms, and that the Guarantees, when the New Notes are issued, authenticated and delivered in accordance with the terms of the Registration Rights Agreement, the Indenture, as supplemented by the Supplemental Indenture, and the Exchange Offer, will be binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their respective terms.

     It is understood that this opinion is to be used only in connection with the offer and exchange of the Securities while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing

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Casella Waste Systems, Inc.
February 20, 2004
Page 3

statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters". In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                     Very truly yours,


                                     /s/ Hale and Dorr LLP


                                     HALE AND DORR LLP

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SCHEDULE A

              All Cycle Waste, Inc.
              Alternate Energy, Inc.
              Atlantic Coast Fibers, Inc.
              B. and C. Sanitation Corporation
              Blasdell Development Group, Inc.
              Bristol Waste Management, Inc.
              C.V. Landfill, Inc.
              Casella NH Investors Co., LLC
              Casella NH Power Co., LLC
              Casella RTG Investors Co., LLC
              Casella Transportation, Inc.
              Casella Waste Management of Massachusetts, Inc.
              Casella Waste Management of N.Y., Inc.
              Casella Waste Management of Pennsylvania, Inc.
              Casella Waste Management, Inc.
              CWM All Waste LLC
              Data Destruction Services, Inc.
              Fairfield County Recycling, Inc.
              FCR Camden, Inc.
              FCR Florida, Inc.
              FCR Greensboro, Inc.
              FCR Greenville, Inc.
              FCR Morris, Inc.
              FCR Redemption, Inc.
              FCR Tennessee, Inc.
              FCR, Inc.
              Forest Acquisitions, Inc.
              Grasslands Inc.
              GroundCo LLC
              Hakes C & D Disposal, Inc.
              Hardwick Landfill, Inc.
              Hiram Hollow Regeneration Corp.
              The Hyland Facility Associates
              K-C International, Ltd.
              KTI Bio Fuels, Inc.
              KTI Environmental Group, Inc.
              KTI New Jersey Fibers, Inc.
              KTI Operations Inc.
              KTI Recycling of New England, Inc.
              KTI Specialty Waste Services, Inc.
              KTI, Inc.
              Maine Energy Recovery Company, Limited Partnership
              Mecklenburg County Recycling, Inc.

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              Natural Environmental, Inc.
              New England Waste Services of Massachusetts, Inc. New England Waste Services of ME, Inc.
              New England Waste Services of N.Y., Inc.
              New England Waste Services of Vermont, Inc.
              New England Waste Services, Inc.
              Newbury Waste Management, Inc.
              NEWSME Landfill Operations LLC
              North Country Environmental Services, Inc.
              Northern Properties Corporation of Plattsburgh Northern Sanitation, Inc.
              PERC, Inc.
              PERC Management Company Limited Partnership
              Pine Tree Waste, Inc.
              R.A. Bronson Inc.
              ReSource Recovery of Cape Cod, Inc.
              ReSource Recovery Systems of Sarasota, Inc.
              ReSource Recovery Systems, Inc.
              ReSource Transfer Services, Inc.
              ReSource Waste Systems, Inc.
              Rochester Environmental Park, LLC
              Rockingham Sand & Gravel, LLC
              Schultz Landfill, Inc.
              Sunderland Waste Management, Inc.
              Templeton Landfill LLC
              U.S. Fiber, Inc.
              Waste-Stream Inc.
              Westfield Disposal Service, Inc.
              Winters Brothers, Inc.
              Wood Recycling, Inc.